UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Trident Brands Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI, 53005

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (262) 789-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	TDNT	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2021, the Board of Directors of Trident Brands Incorporated, a Nevada corporation (the “Company”), appointed Michael Friedman, as a Board of Director Member, as well as President and Chief Executive Officer of the Company, effective October 1, 2021. Concurrent with Mr. Friedman’s appointment, Scott Chapman and Anthony Pallante resigned as President and CEO of the Company, respectively.

In his new role as President and CEO, Mr. Friedman will report to our Board of Directors and will be responsible for the strategic direction of the Company, as well as oversight of the day to day operations of the Company.

In connection with his appointment as President and CEO, the Company entered into a one-year employment agreement with Mr. Friedman which is renewable by the Company for two 2 year renewal periods. The Agreement provides for an annual base salary of $180,000 and an equity compensation grant of 1,100,000 shares of company common stock which shall vest in 4 equal quarterly installments commencing January 1, 2022. Mr. Friedman is also eligible for annual as well as performance based equity compensation awards. In addition, he is eligible for transaction based cash/equity bonuses equal to three percent of the value of the transaction, including an acquisition. The foregoing description is qualified in its entirety by refence to the Agreement filed as Exhibit 10.1 hereto.

Since 2005, Mr. Friedman, has been President, CEO and a Director of Innovative MedTech, Inc. (IMTH; formerly Fresh Harvest Products, Inc.). Mr. Friedman was the Founder of IMTH and served as its Chairman until March 25, 2021, when a majority of the company was sold to several investors, one of which became Chairman. Since 2012, Mr. Friedman has been and continues to be a consultant, advisor, Board of Director Member, chief executive and chief financial officer for multiple companies in several industries, primarily focusing in media, technology and consumer products. In 2016, Mr. Friedman co-Founded and has since served as CEO of Treat Holdings, LLC, developer of the TreatER mobile application which is available on the Apple App Store and directs users to the nearest urgent care or emergency room. Mr. Friedman received a Master of Laws in Taxation (L.L.M.) and a Juris Doctor (JD) from New York Law School.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trident Brands Incorporated

Dated: October 6, 2021	By:	/s/ Peter Salvo
Peter Salvo
CFO

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